Exhibit 99.1

For Immediate Release

September 3, 2024

SPAR Group Enters into Definitive Agreement to be Acquired by Highwire Capital for $2.50 Per Share

●	Letter of Intent Previously Announced on June 5, 2024
●	$2.50 Per Share Merger Consideration Represents a 72% Premium to SPAR Group’s Closing Share Price on August 30

AUBURN HILLS, MI – SPAR Group, Inc. (NASDAQ: SGRP) (“SPAR”, “SPAR Group” or the “Company”), a provider of merchandising, marketing and distribution services, announced today it has entered into a definitive agreement to be acquired by Highwire Capital ("Highwire"), an investment firm focused on transforming businesses through technology.

Under the terms of the agreement, which has been unanimously approved by SPAR Group’s Board of Directors, SPAR Group stockholders will receive $2.50 per share in cash, representing a 72% premium over the closing share price on the last trading day before the announcement and a 37.8% premium over SPAR Group’s 30-day volume-weighted average share price. Upon approval by SPAR Group’s stockholders and completion of the transaction, SPAR Group will become a privately held company, and its stock will no longer be traded on NASDAQ.

Mike Matacunas, SPAR Group’s President and CEO said, “I’m very pleased to be announcing this agreement today as the transaction will result in immediate and substantial value creation for our stockholders. This transaction represents a culmination of an extensive and lengthy review by our Special Committee and Board of Directors of strategic alternatives to provide value to our stockholders and offer financial flexibility for our company to pursue future growth initiatives.”

The transaction is expected to close in the fourth quarter of 2024, subject to the receipt of stockholder approval, regulatory approvals, and the satisfaction of other customary closing conditions.

Transaction Details

Highwire has obtained a debt financing commitment, the proceeds of which will be sufficient for Highwire to consummate the transaction contemplated by the merger agreement.

Simultaneously with the execution of the merger agreement, William H. Bartels, a member of the SPAR Board and holder of approximately 20% of the outstanding shares, entered into a voting agreement and irrrevocable proxy with Highwire.

As a closing condition, the Company will have balance sheet cash of not less than $14,200,000 as of the closing date including all amounts expected to be received by the Company in connection with the disposition of any of the Company's entities.

Following the close of the transaction, SPAR Group will continue to be led by Mike Matacunas, who has been its President and CEO since early 2021.

Advisors

Lincoln International LLC is serving as SPAR’s financial advisors and Foley & Lardner LLP is serving as the Company’s legal advisers. Ferguson Braswell Fraser Kubasta P.C. is acting as Highwire’s legal advisers.

About Highwire Capital

Highwire Capital transforms middle-market businesses by integrating innovative technologies with traditional operating models. By driving efficiency and fostering industry advancements, Highwire revitalizes established entities into leading platforms for disruption and growth. For more information, please visit Highwire’s website at http://www.highwire.capital.

About SPAR Group, Inc.

SPAR Group is an innovative services company offering comprehensive merchandising, marketing and distribution solutions to retailers and brands. We provide the resources and analytics that improve brand experiences and transform retail spaces. We offer a unique combination of scale and flexibility with a passion for client results that separates us from the competition. For more information, please visit the SPAR Group’s website at http://www.sparinc.com.

Forward Looking Statements

This Press Release (this “Press Release”) contains “forward-looking statements” within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, made by, or respecting, the Company. Forward-looking statements include information concerning the proposed merger (the “Proposed Merger”) of the Company and Highwire Merger Co. I, Inc. (“Merger Sub”), a wholly owned subsidiary of Highwire Capital, LLC (“Parent”), pursuant to the terms of the Agreement and Plan of Merger, dated as of August 30, 2024, by and among the Company, Parent and Merger Sub. “Forward-looking statements” are defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and other applicable federal and state securities laws, rules and regulations, as amended.

All statements (other than those that are purely historical) are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “believe,” “estimate,” “anticipate,” “continue,” “plan,” “project,” or the negative of these terms or other similar expressions also identify forward-looking statements. Forward-looking statements made by the Company in this Press Release may include (without limitation) statements regarding: risks, uncertainties, cautions, circumstances and other factors (“Risks”). Those Risks include (without limitation): the impact of the news of the Proposed Merger or developments in it; the uncertainty of approval by SGRP’s stockholders and satisfaction of other closing conditions respecting the Proposed Merger; the impact of the Company’s continued strategic review process, or any resulting action or inaction, should the Proposed Merger not occur; the impact of selling certain of the Company’s subsidiaries or any resulting impact on revenues, earnings or cash; the impact of adding new directors or new finance team members; the potential negative effects of any stock repurchase and/or payment; the potential continuing negative effects of the COVID pandemic on the Company’s business; the Company’s potential non-compliance with applicable Nasdaq director independence, bid price or other rules; the Company’s cash flow or financial condition; and plans, intentions, expectations, guidance or other information respecting the pursuit or achievement of the Company’s corporate objectives.

You should carefully review and consider the Company’s forward-looking statements (including Risks and other cautions and uncertainties) and other information made, contained or noted in or incorporated by reference into this Press Release, but you should not place undue reliance on any of them. The results, actions, levels of activity, performance, achievements or condition of the Company (including its affiliates, assets, business, clients, capital, cash flow, credit, expenses, financial condition, foreign exchange, income, liabilities, liquidity, locations, marketing, operations, performance, prospects, revenues, sales, strategies, taxation or other achievement, results, Risks, trends or condition) and other events and circumstances planned, intended, anticipated, estimated or otherwise expected by the Company (collectively, “ Expectations”), and our forward-looking statements (including all Risks) and other information reflect the Company’s current views about future events and circumstances. Although the Company believes those Expectations and views are reasonable, the results, actions, levels of activity, performance, achievements or condition of the Company or other events and circumstances may differ materially from our Expectations and views, and they cannot be assured or guaranteed by the Company, since they are subject to Risks and other assumptions, changes in circumstances and unpredictable events (many of which are beyond the Company’s control). In addition, new Risks arise from time to time, and it is impossible for the Company to predict these matters or how they may arise or affect the Company. Accordingly, the Company cannot assure you that its Expectations will be achieved in whole or in part, that it has identified all potential Risks, or that it can successfully avoid or mitigate such Risks in whole or in part, any of which could be significant and materially adverse to the Company and the value of your investment in the Company’s common stock.

These forward-looking statements reflect the Company’s Expectations, views, Risks and assumptions only as of the date of this Press Release, and the Company does not intend, assume any obligation, or promise to publicly update or revise any forward-looking statements (including any Risks or Expectations) or other information (in whole or in part), whether as a result of new information, new or worsening Risks or uncertainties, changed circumstances, future events, recognition, or otherwise.

Additional Information and Where to Find It

This Press Release relates to the Proposed Merger. A special meeting of the stockholders of the Company will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. The Company expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. Stockholders of the Company are urged to read the definitive proxy statement and other relevant materials filed with the SEC when they become available because they will contain important information about the Company, Parent, Merger Sub and the Proposed Merger.

Stockholders may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at https://investors.sparinc.com/ or by sending a written request to the Company 's Secretary at its principal executive offices at 1910 Opdyke Court, Auburn Hills, Michigan 48326.

Participants in the Solicitation

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the Proposed Merger and any direct or indirect interests they have in the Proposed Merger will be set forth in the Company’s definitive proxy statement for its special stockholder meeting when it is filed with the SEC. Information relating to the foregoing can also be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 1, 2024, its First Amendment to the 10-K on Form 10K/A filed with the SEC on April 30, 2024 and the Company’s definitive proxy statement for its 2023 Annual Meeting of Stockholders filed with the SEC on October 13, 2023 (the “Annual Meeting Proxy Statement”).

To the extent that holdings of the Company’s securities by its officers, directors and 10% stockholders have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

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Media Contact: Ronald Margulis RAM Communications 908-272-3930 ron@rampr.com	Investor Relations Contact: Sandy Martin Three Part Advisors 214-616-2207 smartin@threepa.com	Highwire Capital Contact: Ben Hudson Highwire Capital, LLC ben@highwire.capital